EXHIBIT 99.02



                       NOTICE OF GUARANTEED DELIVERY

                               for tender of
              11-5/8% Pooled Project Bonds, Series A due 2012
                                    of
                         Panda Funding Corporation

      This form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if the 11-5/8% Pooled Project Bonds, Series A due 2012 (the "Old Bonds") of Panda Funding Corporation (the "Issuer") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) as set forth in the Prospectus dated February 14, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") of the Issuer under the caption "The Exchange Offer
- Procedures for Tendering" and in the Letter of Transmittal. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent. Each term used herein with its initial letter capitalized and not otherwise defined shall have the meaning assigned to such term in the Prospectus.







                                    TO:
                           BANKERS TRUST COMPANY
                          (the "Exchange Agent")

                          Facsimile Transmission:
                              (615) 835-3701


                         Confirm by telephone to:
                              (615) 835-3572

    By Certified Mail:            By Hand Delivery:

BT Services Tennessee, Inc.       Bankers Trust Company
Reorganization Unit               Corporate Trust & Agency Group
P.O. Box 292737                   Receipt & Delivery Window
Nashville, TN  37229-2737         123 Washington Street, 1st Floor
                                  New York, NY  10006

    By Overnight Courier
    or Certified Mail:

BT Services Tennessee, Inc.
Corporate Trust & Agency Group
Reorganization Unit
648 Grassmere Park Road
Nashville, TN  37211



                              For Information Call:
                                  (800) 735-7777




DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.





Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Old Bonds set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on March 19, 1997, unless extended by the Issuer. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Name(s) of Record Holders:        Principal amount of Old Bonds tendered:

                                  $

                                  Certificate Nos. of Old Bonds (if available):
 (Please Type or Print)

Address:




                                     IF OLD BONDS WILL BE DELIVERED BY BOOK
Area Code and                        ENTRY TRANSFER, CHECK BOX AND PROVIDE THE
Telephone No.:                       DEPOSITORY TRUST COMPANY ACCOUNT
                                     NUMBER:
Capacity (full title), if signing
in a representative capacity:
                                     Account No.:



Tax Payer Identification
or Social Security Number:



SIGNATURES



Signature of Record Holder



Signature of Record Holder (if more than one)


Dated:







                           GUARANTEE OF DELIVERY

                 (NOT TO BE USED FOR SIGNATURE GUARANTEE)


The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an entity that is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees
(a) that the above-named person(s) own(s) the above-described securities tendered hereby within the meaning of Rule 10b-4 under the Exchange Act,
(b) that such tender of the above-described securities complies with Rule 10b-4, and (c) that delivery to the Exchange Agent of securities tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such securities into Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal and any other required documents, is being made within five Business Days after the Expiration Date.



         (Name of Firm)                         (Authorized Signature)

Address:
                                     Title:


                                     Name:
                                               (please type or print)
Area Code and
Telephone No.:
                                     Date:
Fax No.:


NOTE: DO NOT SEND CERTIFICATES REPRESENTING OLD BONDS WITH THIS NOTICE. OLD BONDS MUST BE SENT TO THE EXCHANGE AGENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.